UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed by Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2013, the Company and its existing domestic subsidiaries entered into a Credit Agreement and related security and other agreements on April 26, 2013 with Morgan Stanley Senior Funding, Inc. as Administrative Agent (the “Agent” and, collectively with the Company and its existing domestic subsidiaries, the “Parties”) providing for a $225,000,000 senior secured term loan (the “Initial Term Loan”).  As previously reported on the Current Report on Form 8-K filed by the Company with the SEC on June 13, 2013, the Parties entered into an amendment thereto.  As previously reported on the Current Report on Form 8-K filed by the Company with the SEC on September 19, 2013, the Parties entered an Incremental Assumption Agreement under the Credit Agreement which provided for the addition of an incremental facility in the principal amount of $50,000,000 (the “First Incremental Term Loan” and, together with the Initial Term Loan, the “Existing Term Loans”).  As previously reported on the Current Report on Form 8-K filed by the Company with the SEC on August 18, 2014, the Parties entered into the Third Amendment Agreement with the lenders holding more than 50% of the Existing Term Loans.  The initial agreement and all amendments are referred to as the “Credit Agreement”.

On September 22, 2014, the Company and its existing domestic subsidiaries entered into an Incremental Assumption Agreement (the “Agreement”) with the Agent pursuant to and under the Credit Agreement providing for a $50,000,000 senior secured term loan (the “Second Incremental Term Loan”) to be used by the Company for general corporate purposes.  The Second Incremental Term Loan is in addition to the Existing Term Loans previously extended to the Company under the Credit Agreement.  The Second Incremental Term Loan is on terms and conditions consistent with those set forth in the Credit Agreement and the Agreement, including interest rates equal to the base rate or LIBOR rate, at the election of the Company, plus a margin of 4.0% for base rate loans and 5.0% for LIBOR rate loans.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1

Incremental Assumption Agreement dated September 22, 2014, by and among Auxilium Pharmaceuticals, Inc., as borrower, and its existing domestic subsidiaries, as guarantors, the incremental term loan lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent, and as sole lead arranger and bookrunner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 22, 2014	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

10.1

Incremental Assumption Agreement dated September 22, 2014, by and among Auxilium Pharmaceuticals, Inc., as borrower, and its existing domestic subsidiaries, as guarantors, the incremental term loan lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent, and as sole lead arranger and bookrunner